UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 7, 2024, Tenax Therapeutics, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company approved Amendment No. 1 to the Company’s 2022 Stock Incentive Plan (the “Stock Plan Amendment”), increasing the number of shares of the Company’s common stock authorized for issuance under the 2022 Stock Incentive Plan to a total of 400,688 shares, representing an increase of 400,000 shares. The Company’s Board of Directors (the “Board”) approved the Stock Plan Amendment on March 15, 2024, subject to stockholder approval.

You can find a summary of the principal features of the Stock Plan Amendment in the definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”), under the heading “Proposal Two – Approval of Amendment No. 1 to the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan”. The summary of the Stock Plan Amendment contained in the Proxy Statement is qualified in its entirety by the full text of the Stock Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K.

On June 12, 2024, the Company and its Chief Medical Officer, Dr. Stuart Rich, entered into an amendment to Dr. Rich’s Executive Employment Agreement dated January 15, 2021 (the “Employment Agreement Amendment”). Pursuant to the Employment Agreement Amendment, which the Board approved on June 11, 2024, Dr. Rich will devote three days per week performing his duties as Chief Medical Officer of the Company, effective June 15, 2024, and his current annual base salary of $333,900 per year will be prorated to reflect such modified work schedule. The foregoing summary of the Employment Agreement Amendment is subject to the full and complete terms of the Employment Agreement Amendment, filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were voted upon at the Annual Meeting and the final voting results with respect to each such proposal are set forth below.

At the Annual Meeting, stockholders elected directors to the Board for a one-year term expiring in 2025, or until his or her successor is duly elected and qualified, based on the following votes:

Members	For	Withheld	Broker Non-Votes
June Almenoff	129,977	27,870	600,552
Michael Davidson	128,588	29,259	600,552
Declan Doogan	130,036	27,811	600,552
Christopher T. Giordano	129,065	28,782	600,552
Robyn M. Hunter	129,018	28,829	600,552
Gerald T. Proehl	126,647	31,200	600,552
Stuart Rich	130,074	27,773	600,552

The stockholders also approved the Stock Plan Amendment, as described in Item 5.02(e) above. The vote for this proposal was 97,929 shares for, 55,553 shares against, 4,365 shares abstaining, and 600,552 broker non-votes. Stockholders also ratified the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The vote for such ratification was 665,007 shares for, 18,697 shares against, 74,695 shares abstaining, and no broker non-votes. Upon consideration of factors including the Company’s past practice, the Board has determined to hold the Company’s next nonbinding stockholder advisory vote on the compensation of its named executive officers at the 2025 annual meeting of stockholders.

2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan.
10.2	Amendment to Executive Employment Agreement by and between Tenax Therapeutics, Inc. and Stuart Rich, MD, dated June 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2024	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

4